MG SMALLCap Fund - 10f3
Transactions - Q4 1999
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					Security Purchased		Comparison Security		Comparison Security
Issuer				Allied Riser Communications	Verio Inc.				Digex Inc.

Underwriters			Goldman, Merril Lynch, DLJ, 	n/a					n/a
					Thomas Weisel, Banc of
					America, Bear Stearns, DB
					Securities, Hambrecht &
					Quist, Edward D. Jones, J.C.
					Bradford, Dain Rauscher
					Wessels, Doley Securities,
					Stephens Inc., Stifel, Wit
					Capital

Years of continuous
operation, including
predecessors			> 3 years				> 3 years				> 3 years

Security 				ARCC					VRIO					DIGX

Is the affiliate a
manager or co-manager
of offering?			no					no					no

Name of underwriter
or dealer from which
purchased				Goldman				n/a					n/a

Firm commitment
underwriting?			yes					yes					yes

Trade date/Date of
Offering				10/29/1999				5/12/1998				7/30/1999

Total dollar amount
of offering sold to
QIBs					$-   					$-   					$-

Total dollar amount of
any concurrent public
offering				$283,500,000.00 			$126,500,000 			$170,000,000

Total					$283,500,000.00 			$126,500,000 			$170,000,000

Public offering price		18.00 				$23.00 				$17.00

Price paid if other
than public offering
price					same 					n/a					n/a

Underwriting spread or
commission				$1.08 (6%)				$1.50 (6.52%)			$1.19 (7%)

Shares purchased			50,800 				n/a					n/a

$ amount of purchase		$914,400.00 			n/a					n/a

% of offering purchased
by fund				0.32254%				n/a					n/a

% of offering purchased
by associated funds*		0.11143%				n/a					n/a

Total					0.43397%				n/a					n/a
*Only former MG funds
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